Exhibit 10.4c

August 23, 2007

Mr. Dan Ingram

Senior Vice President – Sales and Marketing

Constar International, Inc.

One Crown Way

Philadelphia, PA 19154

Re:	Schedule C [***]

Dear Dan:

As it relates to the [***] contained in Schedule C of the Contract Amendment dated November 13, 2006 between New Century Beverage Company and Constar International to purchase PET Containers, the following [***] shall be added to Schedule C [***].

[***]

[***]

[***]

Please indicate your acceptance of the above by signing below and returning the enclosed original to my attention.

Sincerely,

Dianne Sutter

	By	/s/ Dianne Sutter
Dianne Sutter Vice President – Plastic Bottles & Closures Date: August 30, 2007

Agreed and accepted Constar International

By:	/s/ Daniel Ingram	By:	/s/ Leonard D. Ross
Name:	Daniel Ingram	Name:	Leonard D. Ross
Title:	Senior Vice President Sales & Marketing	Date:	August 30, 2007
Date:	August 23, 2007